Registration No. 333-203533

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1400	77-0664171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David C. Sienko, Esq.

General Counsel

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Craig Walker, Esq. K&L Gates LLP 70 West Madison Street, Suite 3100 Chicago, Illinois 60602-4207 (312) 372-1121	Douglas J. Siddoway, Esq. Randall | Danskin, P.S. 1500 Bank of America Financial Center 601 West Riverside Avenue Spokane, Washington 99201-0626 (509) 747-2052

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Amending the Exhibit Index and filing Exhibit 5.1 and Exhibit 8.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware grants a corporation the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them as a result of threatened, pending or completed actions, suits or proceedings brought against them by reason of the fact that they are or were an officer or director of the corporation or served at the request of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Certificate of Incorporation. Article IX, Section 1 of Hecla’s Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law as the same exists or may hereafter be amended, no director will be personally liable to Hecla or its stockholders for monetary damages for breach of fiduciary duty as a director.

Bylaws. Article VIII of Hecla’s Bylaws requires indemnification and the advancement of defense expenses to directors, officers and employees to the fullest extent permitted by Delaware law. The rights to indemnification and advancement granted under Delaware law and the Bylaws are not exclusive of any other rights any person may have or acquire under any law, agreement, vote of stockholders or directors, provisions of a charter or bylaws, or otherwise.

Hecla maintains insurance for the benefit of its directors and officers to insure these persons against certain liabilities, whether or not Hecla would have the power to indemnify them against these liabilities under Delaware law.

Hecla also has entered into certain indemnification agreements with its directors and officers. The indemnification agreements provide Hecla’s directors and officers with further indemnification, to the maximum extent permitted by Delaware law.

The foregoing summaries are subject to Hecla’s Certificate of Incorporation and Bylaws, each of which is an exhibit to this Registration Statement, the text of the DGCL, and the indemnification agreements referred to above (the form of which can be found filed as an exhibit to Hecla’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006), and are qualified in their entirety by reference thereto.

Item 21. Exhibits and Financial Statement Schedules.

See “Exhibit Index” below.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

8.	That every prospectus (i) that is filed pursuant to paragraph (7) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

10.	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

11.	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES OF ISSUER

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on April 29, 2015.

HECLA MINING COMPANY

By	/s/ David C. Sienko
Name:	David C. Sienko
Title:	Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of April, 2015.

Signature	Title

* Phillips S. Baker	Chief Executive Officer, President and Director (principal executive officer)

* James A. Sabala	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

* John H. Bowles	Director

* Ted Crumley	Director

* George R. Nethercutt, Jr.	Director

* Terry V. Rogers	Director

* Charles B. Stanley	Director

* Anthony P. Taylor	Director

*By:	/s/ David C. Sienko
David C. Sienko Attorney-in-fact

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of March 26, 2015, by and among the Registrant, RHL Holdings, Inc., and Revett Mining Company, Inc. (included as Appendix A to the proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference).

3.1	Restated Certificate of Incorporation of the Registrant. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 12, 2014 (File No. 1-8491), and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 22, 2014 (File No. 1-8491), and incorporated herein by reference.

4.1(a)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant. Filed as exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended June 30, 2010 (File No. 1-8491), and incorporated herein by reference.

4.1(b)	Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Filed as exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended June 30, 2010 (File No. 1-8491), and incorporated herein by reference.

4.3(a)	Indenture, dated as of April 12, 2013, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 15, 2013 (File No. 1-8491), and incorporated herein by reference.

4.3(b)	Supplemental Indenture, dated as of April 14, 2014, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 4.2 to Registrant’s S-3ASR filed on April 14, 2014 (File No. 1-8491), and incorporated herein by reference.

5.1	Opinion of David C. Sienko as to validity of the securities being registered (filed herewith).

8.1	Opinion of Randall | Danskin, P.S. as to certain tax matters (filed herewith).

9.1	Form of Shareholders Agreement (included as Appendix D to the proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference).

23.1	Consent of David C. Sienko (included in Exhibit 5.1 hereto).

23.2	Consent of Randall | Danskin, P.S. (included in Exhibit 8.1 hereto).

23.3	Consent of BDO USA, LLP, independent public accountant for Hecla (previously filed).

23.4	Consent of BDO USA, LLP, independent public accountant for Revett (previously filed).

23.5	Consent of Roman Friedrich & Company LLC (previously filed).

23.6	Consent of AMEC E&C Services, Inc. (previously filed).

23.7	Consent of Roscoe Postle Associates Inc. (previously filed).

24.1	Powers of Attorney of Directors and Officers of Hecla Mining Company (included on previously filed signature pages).

99.1	Form of proxy card of Revett Mining Company, Inc. (previously filed).

99.2	Term Loan and Security Agreement, dated as of April 17, 2015, between Hecla Mining Company and Revett Mining Company, Inc. (previously filed).